Ronald R. Chadwick, P.C.
                           Certified Public Accountant
                             2851 South Parker Road
                                    Suite 720
                             Aurora, Colorado 80014
                               Phone (303)306-1967
                                Fax (303)306-1944




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


I consent to the use in the Registration Statement of Incoming, Inc. on Form S-1 of my Report of Independent Registered Public Accounting Firm, dated January 15, 2008, on the balance sheet of Incoming, Inc. as at November 30, 2007, and the related statements of operations, stockholders' equity , and cash flows for the period from December 22, 2006 (date of inception) through November 30, 2007.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.


                                        RONALD R. CHADWICK, P.C.
Aurora,Colorado
June 26, 2008                           Ronald R. Chadwick, P.C.
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